Exhibit 10.33

THIRD AMENDMENT TO CREDIT AND SECURITY

AGREEMENT

This Amendment (this “Amendment”), dated as of April 1, 2004, is made by and between CORSAIR MEMORY, INC., a California corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender are parties to a Credit and Security Agreement, dated as of June 10, 2003, as amended by that certain First Amendment to Credit and Security Agreement, dated as of August 13, 2003, and that certain Second Amendment to Credit and Security Agreement, dated as of November 10, 2003 (as so amended, the “Credit Agreement”).

The Borrower and the Lender desire to make further amendments to the Credit Agreement in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. Amendments to Section 1.1.

(a) The definitions of “Advance,” “Eligible Foreign Accounts Sublimit,” “Maximum Line” and “Note” set forth in Section 1.1 are hereby amended in their entirety as follows:

“‘Advance’ means a Revolving Advance.”

“‘Eligible Foreign Accounts Sublimit’ means $2,125,000; provided, however, the Borrower shall have the option to increase the Eligible Foreign Accounts Sublimit in three (3) increments of $425,000 each (up to a maximum of $3,400,000) so long as, for each such incremental increase, (i) the Borrower shall have first given the Lender 10 days’ prior written notice, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) the Borrower shall have paid to the Lender an incremental increase fee in the amount of $4,000, which fee shall be fully earned and non-refundable.”

“‘Maximum Line’ means $15,000,000; provided, however, the Borrower shall have the option to increase the Maximum Line in two (2) increments of $2,500,000 each (up to a maximum of $20,000,000) so long as, for each such incremental increase, (i) the Borrower shall have first given the Lender 10 days’ prior written notice, (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Borrower shall have paid to the Lender a maximum line increase fee installment in the amount of $18,750, and (iv) the Borrower shall have executed and delivered to the Lender a Replacement Revolving Note in the amount of the increased Maximum Line and otherwise in form and substance satisfactory to the Lender in its sole discretion; provided, further that the Maximum Line may be reduced pursuant to Section 2.16, in which event it shall mean such lower amount.”

“‘Note’ means the Revolving Note.”

(b) The definitions of “Eligible Equipment,” “Equipment Advance,” “Equipment Advance Conversion Date,” “Equipment Loan Commitment,” “Equipment Note,” “Term Advance” and “Term Note” set forth in Section 1.1 are hereby deleted.

3. Amendments to Article II. Sections 2.9, 2.9A and 2.10 of the Agreement are hereby amended in their entirety as follows:

“2.9 Intentionally Deleted.”

“2.9A Intentionally Deleted.”

“2.10 Intentionally Deleted.”

4. Amendment to Section 6.2. Section 6.2(a) of the Agreement is hereby amended in its entirety as follows:

“(a) Intentionally Deleted.”

5. Amendment to Section 6.7. Section 6.7 of the Agreement is hereby amended in its entirety as follows:

“6.7 Restricted Payments. Except as set forth in this Section 6.7, the Borrower will not declare or pay any Restricted Payments; provided, however, notwithstanding the foregoing, the Borrower may make Restricted Payments provided that both before and after giving effect to such Restricted Payment, (i) no Default Period shall be continuing, and (ii) the Borrower shall have first delivered to the Lender a certificate certified by an Officer of the Borrower demonstrating to the satisfaction of the Lender, in its sole discretion, that Availability is no less than $1,500,000.”

6. Replacement of Exhibit A. Exhibit A to the Credit Agreement is hereby replaced with the Exhibit A attached hereto.

7. Deletion of Certain Exhibits and Schedule. Exhibit B, Exhibit E and Schedule E to the Credit Agreement are hereby deleted.

8. No Other Changes. All of the terms and conditions of the Credit Agreement and the Loan Documents as amended by this Amendment shall remain in full force and effect.

9. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee (the “Amendment Fee”) in the amount of $41,250 in consideration of the Lender’s execution and delivery of this Amendment.

10. Maximum Line Increase Fee. The Borrower shall pay to the Lender a maximum line increase fee in the amount of $37,500 (“Maximum Line Increase Fee”). The Maximum Line Increase Fee shall be fully earned upon the effectiveness of this Amendment, as set forth in Section 11 hereinbelow, and non-refundable. The Maximum Line Increase Fee shall be payable as follows: $18,750 shall be due and payable concurrent with each notice from the Borrower to the Lender of its desire to increase the Maximum Line by $2,500,000, as set forth in the definition of “Maximum Line,” and any unpaid balance of the Maximum Line shall be due and payable in full on the Termination Date.

11. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) A Replacement Revolving Note in the form attached hereto as Exhibit A.

(b) Payment in full of the outstanding principal balance of the Term Loan and all accrued interest thereon;

(c) The Acknowledgment and Agreement of the Subordinated Creditors attached to this Amendment, duly executed by each Subordinated Creditor.

(d) The Acknowledgement and Agreement of Guarantor attached to this Amendment, duly executed by Guarantor.

(e) The Amendment Fee.

(f) Such other matters as the Lender may require.

12. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

13. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

14. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the Waiver Fee.

15. Miscellaneous. This Amendment, the Acknowledgement and Agreement of Guarantor, and the Acknowledgment and Agreement of Subordinated Creditor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature(s) to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.

By	/s/ Bill A. Moore
Name:	Bill A. Moore
Title:	Vice President

CORSAIR MEMORY, INC.

By	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	President and Chief Executive Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Continuing Guaranty, dated as of June 10, 2003 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Third Amendment to Credit and Security Agreement, dated as of April 1, 2004 (the “Amendment”); (ii) consents to the terms (including without limitation the release set forth in paragraph 1 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

Dated as of April 1, 2004

/s/ Andrew J. Paul
Andrew J. Paul, an individual

(Acknowledgment and Agreement of Guarantor)

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

The undersigned, each a subordinated creditor of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Subordination Agreement, dated as of June 10, 2003 (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Third Amendment to Credit and Security Agreement, dated as of April 1, 2004 (the “Amendment”); (ii) consents to the terms and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under his Subordination Agreement.

Dated as of April 1, 2004

/s/ Andrew J. Paul
Andrew J. Paul, an individual

/s/ John S. Beekley
John S. Beekley, an individual

/s/ Don Lieberman
Don Lieberman, an individual

(Acknowledgment and Agreement of Subordinated Creditors)

Exhibit A to Third Amendment to Credit and Security Agreement

REPLACEMENT REVOLVING NOTE

$15,000,000

April     , 2004

For value received, the undersigned, CORSAIR MEMORY, INC., a California corporation (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the “Credit Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note replaces that certain Replacement Revolving Note, dated as of November 10, 2003, made by the Borrower to the order of the Lender, and continues the Obligations incurred thereunder and evidenced thereby.

CORSAIR MEMORY, INC.

By
Its President